Exhibit 23.3

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel: (8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add : beijing@tongshang.com     Website: www.tongshang.com.cn

[—], 2014

Zhaopin Limited

6/F, Fosun International Centre

237 Chaoyang North Road

Chaoyang District, Beijing 100020

People’s Republic of China

Dear Sir,

We hereby consent to the use of our name under the captions “Risk Factors”, “Our Corporate History and Structure”, “Enforceability of Civil Liabilities” and “Legal Matters” included in the registration statement on Form F-1, originally filed by Zhaopin Limited on [—], 2014 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

Commerce & Finance Law Offices